 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2016

ESSENDANT INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10653	36-3141189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parkway North Blvd. Suite 100 Deerfield, Illinois		60015-2559
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 627-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2016, the Registrant announced that, effective September 2, 2016, Timothy P. Connolly, the Registrant’s Chief Operating Officer, will leave the Registrant in connection with the reorganization of the Registrant’s leadership structure.  Upon the Registrant’s termination of Mr. Connolly’s employment, he will be entitled to severance benefits as set forth in his Executive Employment Agreement with the Registrant.

A Press Release announcing Mr. Connolly’s departure and other management changes is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

99.1	Press Release, dated August 16, 2016, announcing the departure from the Registrant of Timothy P. Connolly and other management changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ESSENDANT INC.
Date: August 17, 2016	/s/Eric A. Blanchard
Senior Vice President, General Counsel and Secretary

ESSENDANT INC. EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K DATED AUGUST 17, 2016

Exhibit No.	Description	Method of Filing

99.1	Press Release, dated August 16, 2016, announcing the departure from the Registrant of Timothy P. Connolly as Chief Operating Officer and other management changes.	Filed Herewith